UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2012

CFS BANCORP, INC.
(Exact name of Registrant as specified in its charter)

____________________________

Indiana	000-24611	35-2042093
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
707 Ridge Road Munster, IN		46321 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (219) 836-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in connection with Daryl D. Pomranke's appointment as Chief Executive Officer of CFS Bancorp, Inc. (the Company) and Citizens Financial Bank (the Bank) effective January 1, 2012, Mr. Pomranke's annual base salary was increased to $290,000. On January 20, 2012, the Compensation Committee of the Company's Board of Directors approved annual base salary increases for the other three Named Executive Officers (NEOs), Jerry A. Weberling, Dale S. Clapp, and Daniel J. Zimmer. On February 27, 2012, Mr. Pomranke and the NEOs declined to accept the approved base salary increases as they believe it is in the best interests of the Company and its shareholders and employees to delay any compensation increases until additional progress is made in executing the Company's Strategic Growth and Diversification Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC. (Registrant)

Date: March 1, 2012	By:	/s/Jerry A. Weberling
Jerry A. Weberling
Executive Vice President and
Chief Financial Officer